                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          National Dentex Corporation
                (Name of Registrant as Specified In Its Charter)

                          National Dentex Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          NATIONAL DENTEX CORPORATION

                             ---------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     The 2004 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation will be held as follows:

     DATE:  Tuesday, April 13, 2004
     TIME:  10:00 a.m.
     PLACE:Posternak Blankstein & Lund LLP
           Prudential Tower
           800 Boylston Street, 33rd Floor
           Boston, MA 02199-8004

MATTERS TO BE VOTED ON:

     1. To elect five directors.

     2. Approval of a proposed amendment to the 2001 Stock Plan to increase the number of shares reserved for issuance under the Plan from 300,000 to 550,000.

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

     4. Any other matters properly brought before the meeting.

     The Board of Directors has fixed the close of business on February 20, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     YOUR VOTE AT THE MEETING IS VERY IMPORTANT TO US REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE YOUR SHARES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors,

                                          DONALD H. SIEGEL P.C.
                                          Clerk

This notice and proxy statement and form of proxy are being distributed on or about March 12, 2004.

                                    CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    2
Stock Ownership.............................................    5
Proposal No. 1: Election of Directors.......................    7
Executive Compensation......................................   10
Proposal No. 2: Increase in Shares Reserved Under the 2001
  Stock Plan................................................   17
Proposal No. 3: Appointment of Independent Auditors.........   21
Other Matters...............................................   22

                          NATIONAL DENTEX CORPORATION
                              526 BOSTON POST ROAD
                          WAYLAND, MASSACHUSETTS 01778

                             ---------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

     WHAT IS THIS DOCUMENT? This is the Notice of our 2004 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation (the "Company"), combined with our Proxy Statement which provides important information for your use in voting your shares of our Company's common stock at the meeting.

     WHO CAN VOTE? You can vote your shares of common stock if our records show that you owned the shares on February 20, 2004. A total of 3,433,901 shares of common stock are eligible to vote at the meeting. You are permitted one vote for each share of common stock you owned on February 20, 2004, including (1) shares held in your name as a stockholder of record, and (2) shares held in "street name" for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank. The enclosed proxy card shows the number of shares you can vote.

     HOW DO I VOTE BY PROXY? Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the meeting. Sign and date the proxy card and mail it back in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote in accordance with the Board of Director's recommendations below.

     HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE
PROPOSALS?  The Board of Directors recommends that you vote:

     FOR the election of the five nominees to serve as directors;

     FOR the approval of the proposed amendment to our 2001 Stock Plan to increase the number of shares reserved for issuance under the plan from 300,000 to 550,000; and

     FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for 2004.

     WHAT IF OTHER MATTERS COME UP AT THE MEETING? The matters described in this proxy statement are the only matters we know that will be voted on at the meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their discretion.

     CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD? Yes. At any time before the meeting, you can change your vote either by sending our Corporate Clerk a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

     CAN I VOTE IN PERSON AT THE MEETING RATHER THAN BY COMPLETING THE PROXY CARD? Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting.

     WHO WILL COUNT THE VOTES? The votes will be counted, tabulated and certified by our transfer agent and registrar, Registrar and Transfer Company. A representative of Registrar and Transfer Company will serve as the inspector of elections at the meeting.

     WILL MY VOTE BE KEPT CONFIDENTIAL? Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy card.

     WHAT DO I DO IF I AM A BENEFICIAL OWNER AND MY SHARES ARE HELD IN "STREET NAME"? If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

     WHAT CONSTITUTES A QUORUM? In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 1,716,951 shares. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

     Shares of common stock represented in person or by proxy (including "broker non-votes" and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. "Broker non-votes" are those shares that are held in "street name" by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

     WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS? In the election of directors, the five persons receiving the most number of "FOR" votes at the meeting will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner. In counting the voting result for any particular proposal, broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted at the meeting, assuming that a quorum is obtained. An abstention will have the same effect as voting against the proposal.

     WHERE CAN I FIND THE VOTING RESULTS? We will report the voting results in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2004, which we expect to file with the Securities and Exchange Commission in May 2004. The results will be contained in Part II, Item 4 of this Quarterly Report, which will be available via Internet on the Securities and Exchange Commission's website, www.sec.gov.

     WHO PAYS FOR THIS PROXY SOLICITATION? We do. In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person. None of these persons will receive any extra compensation for doing this. If necessary, we may retain the proxy solicitation firm Morrow & Co., at a cost which we would not expect to exceed $5,000.

     WHERE CAN I GET DIRECTIONS TO THE MEETING? Directions to the meeting location are available at www.pbl.com.

     HOW AND WHEN MAY I SUBMIT A STOCKHOLDER PROPOSAL FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS (OR SPECIAL MEETING IN LIEU THEREOF) OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS? You may submit proposals, including director nominations, for consideration at future stockholder meetings.

     STOCKHOLDER PROPOSALS: If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting next year (or special meeting in lieu of the annual meeting), or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than December 14, 2004. If the date of next year's annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year's meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials next year. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Under our articles of organization, by-laws, and applicable Massachusetts law that will be in effect next year, no proposal or other business can be considered at next year's meeting that is not included in the notice we mail for next year's meeting. Any proposals should be addressed to:

                          National Dentex Corporation
                              526 Boston Post Road
                          Wayland, Massachusetts 01778
                         ATTN: Richard F. Becker, Jr.,
               Vice President-Treasurer, CFO and Assistant Clerk
                              Fax: (508)-358-6199

     COPY OF BY-LAW PROVISIONS: You may contact our Assistant Clerk (Mr. Becker) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals. Our by-laws also are available on the Investor Relations page on our website at http://www.nationaldentex.com.

     HOW MAY I COMMUNICATE WITH THE BOARD OF DIRECTORS OR THE NON-MANAGEMENT DIRECTORS ON THE BOARD OF DIRECTORS? You may submit an e-mail to our Board of Directors at bod@nationaldentex.com. All directors have access to this e-mail address. Communications intended for non-management directors should be directed to the attention of Mr. Norman F. Strate at the e-mail address above.

     DOES THE COMPANY HAVE A POLICY REGARDING THE ATTENDANCE OF DIRECTORS AT THE MEETING? Our by-laws mandate that the Board of Directors hold a meeting immediately after each annual meeting of stockholders, or the special meeting in lieu thereof. As a result, as a practical matter we normally expect each of our directors to be present at the stockholders' meeting.

     HOW MANY DIRECTORS ATTENDED LAST YEAR'S MEETING? Four of our five directors attended last year's meeting.

     DOES THE COMPANY HAVE A CODE OF CONDUCT APPLICABLE TO ALL DIRECTORS, OFFICERS, AND EMPLOYEES? Yes. In accordance with Section 406 of the Sarbanes-Oxley Act and Rule 4350(n) of the new Nasdaq listing rules, we have adopted a Code of Conduct that is applicable to all directors, officers and employees. Our Code of Conduct provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors. We are required to disclose any such waivers on a Form 8-K within five business days.

     IS THE CODE OF CONDUCT PUBLICLY AVAILABLE? Yes. It is available on the Investor Relations page of our Company website at www.nationaldentex.com.

     HOW CAN I OBTAIN AN ANNUAL REPORT ON FORM 10-K? A copy of our Annual Report on Form 10-K for the year ended December 31, 2003 is enclosed with this proxy statement. Stockholders may request another free copy of our 2003 Annual Report on Form 10-K by making a written or oral request to:

     National Dentex Corporation
     526 Boston Post Road
     Wayland, MA 01778
     Attn.: Richard F. Becker, Jr.
     Telephone: (508) 358-4422

     WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS? If you have any questions about the meeting or any matters relating to this proxy statement, please contact Mr. Richard F. Becker, Jr., at the address and telephone number above.

                                STOCK OWNERSHIP

     The following table shows the number of shares of common stock beneficially owned as of February 20, 2004 by:

     - each nominee for director;

     - each executive officer shown in the summary compensation table below;

     - all executive officers and directors as a group; and

     - each person who we believe beneficially owns more than 5% of our common stock.

                                                                          PERCENTAGE OF
                                                              NUMBER OF    OUTSTANDING
NAME                                                          SHARES(1)     SHARES(2)
----                                                          ---------   -------------
David V. Harkins*...........................................    30,625         0.9%
Jack R. Crosby*.............................................     1,400          --
Daniel A. Grady*............................................     2,265         0.1
Norman F. Strate*...........................................     5,191         0.2
David L. Brown(3)*+.........................................   149,172         4.2
Donald E. Merz(4)+..........................................    59,021         1.7
Richard F. Becker, Jr.(5)+..................................    44,516         1.3
James F. Dodd III(6)+.......................................    33,166         1.0
Arthur B. Champagne(7)+.....................................    31,166         0.9
All executive officers and directors as a group (13
  persons)(8)...............................................   454,301        11.9
Artisan Partners Ltd. Partnership...........................   631,801        18.4
  85 East Wisconsin Ave., #200
  Milwaukee, WI 58202
FMR Corp. ..................................................   348,000        10.1
  82 Devonshire Street
  Boston, MA 02109
Royce & Associates, L.L.C. .................................   319,700         9.3
  1414 Avenue of the Americas
  New York, NY 10019
Dalton, Greiner, Hartman, Maher & Co. ......................   247,200         7.2
  565 Fifth Avenue
  New York, NY 10017
Federated Investors, Inc. ..................................   195,005         5.7
  Federated Investors Tower
  Pittsburgh, PA 15222

---------------

 * Nominee for Re-election as Director. The address of this person is c/o National Dentex Corporation, 526 Boston Post Road, Wayland, MA 01778.

 + Executive officer. The address of this person is c/o National Dentex
   Corporation, 526 Boston Post Road, Wayland, MA 01778.

(1) The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the Securities and Exchange Commission, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purposes. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire within 60 days of February 20, 2004, through the exercise of stock options or other similar rights. This stock ownership information is based upon information furnished to us by the persons named on the table.

(2) Ownership percentage is reported based on 3,433,901 shares of common stock outstanding on February 20, 2004, plus, as to each holder thereof and no other person, the number of shares (if any) that the person has the right to acquire by April 20, 2004, through the exercise of stock options or other similar rights.

(3) Mr. Brown owns 14,006 shares and holds options for 144,500 shares, of which 135,166 are exercisable within 60 days of February 20, 2004.

(4) Mr. Merz owns 6,355 shares and holds options for 62,000 shares, of which 52,666 are exercisable within 60 days of February 20, 2004.

(5) Mr. Becker owns 9,850 shares and holds options for 44,000 shares, of which 34,666 are exercisable within 60 days of February 20, 2004.

(6) Mr. Dodd owns 5,000 shares and holds options for 37,500 shares, of which 28,166 are exercisable within 60 days of February 20, 2004.

(7) Mr. Champagne holds options for 40,500 shares, of which 31,166 are exercisable within 60 days of February 20, 2004.

(8) Certain executive officers, other than the executive officers named in the table, own a total of 10,149 shares and hold options for 111,900 shares, of which 87,630 are exercisable within 60 days of February 20, 2004.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The entire Board of Directors, to consist of five members, will be elected at the meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting or special meeting in lieu thereof, in accordance with our by-laws.

VOTE REQUIRED

     The five nominees receiving the most votes will be elected. Votes withheld for a nominee will not be counted.

NOMINATIONS

     At the meeting, we will nominate the persons named in this proxy statement for re-election as directors. Although we know of no reason why any of these nominees might not be able to serve, the Board of Directors (on the recommendation of the Nominating Committee) may either propose to reduce the number of directors or propose a substitute nominee if any nominee is not available for election.

  GENERAL INFORMATION ABOUT THE NOMINEES

     All of the nominees profiled below currently serve as directors. Each has agreed to be named in this proxy statement and to serve as a director if elected.

DIRECTOR NAME                            AGE                   OFFICE HELD
-------------                            ---                   -----------
David V. Harkins.......................  63    Chairman of the Board and Director
David L. Brown.........................  63    President, Chief Executive Officer and
                                               Director
Jack R. Crosby.........................  77    Director
Daniel A. Grady........................  67    Director
Norman F. Strate.......................  63    Director

     Mr. Harkins is a founder of the Company and has served as Chairman of the Board and as a director since its inception. Mr. Harkins is President of Thomas
H. Lee Partners, L.P., a private equity investment firm, and has been associated with the Thomas H. Lee Company since its founding in 1975. Mr. Harkins is currently a director of Cott Corporation, Inc., Metris Companies, Inc., Syratech Corporation, and Conseco, Inc. Mr. Harkins served as interim Chairman of the Board and Chief Executive Officer of Conseco, Inc. from April 2000 to June 2000 without compensation for such service. In December 2002, Conseco, Inc. voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

     Mr. Brown was appointed President and a director of the Company in December, 1998, and Chief Executive Officer in 2000. He joined us in 1984 as Vice President-Finance and Chief Financial Officer, and was appointed as Treasurer in 1991. Mr. Brown serves on the Board of Directors of the American Dental Trade Association and the National Association of Dental Laboratories, and on the Board of Fellows of the Harvard School of Dental Medicine.

     Mr. Crosby is Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. Mr. Crosby serves as Chief Executive Officer and director of CinemaStar Luxury Theaters, Inc. (which filed for protection under Chapter 11 of the U.S. Bankruptcy Code during 2001 and emerged from bankruptcy in August 2002), as well as numerous other entities which are privately held. Mr. Crosby has been a director of the Company since 1992.

     Mr. Grady is Vice President-Finance and Chief Financial Officer of Bose Corporation, a designer and manufacturer of high quality home audio and other electronics equipment. Mr. Grady also serves as a director of Welch Foods Inc. and as a trustee of the Dedham Savings Bank. Mr. Grady joined the Board at our annual meeting in 2001.

     Mr. Strate is President and Chief Executive Officer of Protonex Technology Corporation, a fuel cell company focused on affordable power sources. He served as Chief Executive Officer of J.F. Jelenko & Co., a supplier of dental products to dental labs, from 1986 until it was acquired by Heraeus, GmbH in 1996. He is also a partner in The Strate Group, a merger and acquisitions firm. Mr. Strate is a former member of the Board of Fellows of the Harvard School of Dental Medicine, a member of the Lehigh University Alumni Association Board, and a member of the Permanent Board of Directors of The William J. Gies Foundation for the Advancement of Dentistry of the American Dental Education Association. Mr. Strate has been a director of the Company since 1997.

     COMPENSATION OF DIRECTORS. Non-employee directors receive a retainer fee of $20,000 annually, and may elect to receive such compensation in cash or common stock. All of our directors except Mr. Brown are non-employee directors. All of our directors are reimbursed for travel and similar expenses incurred in connection with their services.

     DIRECTOR INDEPENDENCE. The Board of Directors has determined that each of the director-nominees is an "independent" director as defined under applicable Nasdaq rules, except for Mr. Brown, who serves as our President and Chief Executive Officer. The "independent" directors thus constitute a majority of our Board of Directors.

     BOARD COMMITTEE MATTERS. Our Board of Directors has four principal committees: the Executive Committee, the Compensation Committee, the Nominating Committee, and the Audit Committee. All of the members of the Compensation Committee and Nominating Committee are "independent" directors as defined under applicable Nasdaq rules. Each of the members of the Executive Committee is "independent" under applicable Nasdaq rules, except for Mr. Brown.

     Each of the three members of the Audit Committee is "independent" under applicable Nasdaq rules which impose additional independence criteria in determining eligibility for director service on audit committees, except Mr. Grady, who fails to meet the additional independence criteria for audit committee composition because his 34 year-old son was named a partner in late 2003 in the Hartford, Connecticut office of PricewaterhouseCoopers LLP ("PwC"), our independent auditors. The Board of Directors has availed itself of a provision under the new Nasdaq rules that will permit Mr. Grady to continue to serve on our Audit Committee for up to an additional two years (but not in his prior capacity as chairman). In making this determination, the Board of Directors has determined that Mr. Grady's continued service on our Audit Committee is required by the best interests of the Company and its shareholders in these exceptional and limited circumstances. In making this determination, the Board of Directors considered a variety of factors, including (1) its desire to maintain an Audit Committee of three members, as mandated under the Nasdaq rules, (2) its recognition of the fact that Mr. Grady has served as an integral member of the Audit Committee insofar as he has served as the Committee's chairman and qualifies as an "audit committee financial expert" under applicable rules of the Securities and Exchange Commission, (3) its recognition of the fact that it would be extremely difficult to locate a suitable individual to replace Mr. Grady's expertise on our Audit Committee, especially in the current environment where audit committee expertise is at a premium among other similarly-situated public companies, (4) the fact that Mr. Grady ceased to be "independent" for reasons outside his reasonable control, namely the adoption of the new Nasdaq rules and the independent decision of PwC to make his son a partner, and (5) its acknowledgement that Mr. Grady's son has no involvement with PwC's rendering of professional services to us insofar as PwC's engagement team operates out of PwC's Boston office and Mr. Grady's son practices out of PwC's Hartford office where his work relates to clients in the insurance industry. The Board will continue to monitor this situation and will re-evaluate its determination if conditions warrant.

     The following chart describes the function and membership of each committee of the Board of Directors and the number of times it met in 2003:

                        EXECUTIVE COMMITTEE -- 1 MEETING

FUNCTION                                                            MEMBERS
--------                                                            -------
- Approve terms of acquisitions of dental laboratories    David V. Harkins (Chairman)
  or other businesses under $1.0 million in purchase      Norman F. Strate
  price                                                   David L. Brown

                      COMPENSATION COMMITTEE -- 4 MEETINGS

FUNCTION                                                            MEMBERS
--------                                                            -------
- Review and approve compensation and benefit programs    David V. Harkins (Chairman)
- Approve compensation of senior executives               Jack R. Crosby
- Administer stock option plans                           Daniel A. Grady

     See the report of the Compensation Committee on page 10.

                         AUDIT COMMITTEE -- 7 MEETINGS

FUNCTION                                                           MEMBERS
--------                                                           -------
- Engage the independent auditors                        Norman F. Strate (Chairman)
- Review the annual financial statements                 Jack R. Crosby
- Review control procedures and accounting practices     Daniel A. Grady
- Monitor accounting and reporting practices
- Review compliance with the conflict-of-interest
policy
- Review the capital structure of the Company
- Exercise such other functions as mandated by the
  Sarbanes-Oxley Act and other applicable law and
  regulations

     Mr. Grady served as Chairman of the Audit Committee during fiscal 2003. Mr. Strate became Chairman of the Audit Committee effective March 3, 2004.

     See the report of the Audit Committee on page 21.

                       NOMINATING COMMITTEE -- 1 MEETING

                        FUNCTION                                    MEMBERS
                        --------                                    -------
- Review and recommend to the full Board nominations for  David V. Harkins (Chairman)
  election to the Board of Directors                      Jack R. Crosby
                                                          Norman F. Strate
                                                          Daniel A. Grady

     The Nominating Committee has adopted a charter which is attached hereto as Appendix B, a copy of which is also available on the Investor Relations page of our Company website at www.nationaldentex.com.

     The Nominating Committee will consider director candidates recommended by our stockholders to the extent such nominations are provided no later than the deadline for stockholder proposals and in the manner for stockholder proposals outlined above on page 3. The Nominating Committee believes that all nominees must possess, as a minimum qualification, the personal integrity necessary to comply with all applicable legal and regulatory duties imposed on directors of public companies, including without limitation, the fiduciary duties of care and loyalty, and must possess sufficient business and other relevant experience to be able to exercise business judgment in the best interests of the Company and its stockholders. The Nominating Committee is committed to evaluating nominees recommended by our stockholders no differently than other nominees, other than to the extent to which the Committee may, as a preliminary matter, need to consider the extent to which any such individual possesses the minimum qualifications to be a nominee, and the extent to which any such individual possesses business experience and other criteria that would make his or her service as a director of the Company an asset to the Company and its shareholders.

     The full Board of Directors held four meetings during 2003. Each director attended all of the meetings of the Board and of each committee that he belongs to, except Mr. Harkins, who attended two of the four meetings of the Board of Directors and Mr. Crosby, who attended six of the seven Audit Committee meetings.

                             EXECUTIVE COMPENSATION

     The following report and the performance graph on page 15 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, unless we state otherwise.

REPORT OF THE COMPENSATION COMMITTEE

     This report sets forth the duties of the Compensation Committee and the current strategy and components of National Dentex Corporation's ("NDX" or the "Company") compensation programs for its executive officers. This report also describes the basis on which the committee made compensation determinations with respect to these executive officers for the year ended December 31, 2003.

     COMPENSATION COMMITTEE PARTICIPATION. The Compensation Committee, currently composed of three non-employee directors who qualify as "independent" under applicable Nasdaq rules, is responsible for the review and recommendation to the full Board of Directors of the compensation of NDX's Chief Executive Officer, review and approval of the compensation of the other executive officers and review and approval of other employee benefit plans. We are aware of no interlocking compensation committee relationships between our directors and executive officers and the directors and executive officers of any other public company. The Committee's goals are to:

     - provide compensation competitive with similar companies;

     - reward executives consistent with the performance of the Company;

     - recognize individual performance;

     - retain and attract qualified executives; and

     - encourage our executives to increase stockholder value by aligning their interests with the interests of our stockholders.

     To achieve these goals, the Committee has put in place an executive compensation program with three basic elements; base salary, annual cash bonus, and stock options. The Committee intends to review its compensation policies from time to time in order to take into account factors which are unique to the Company.

     BASE SALARY. The Committee determines the base salary of each executive officer. The Committee considers competitive industry salaries, the nature of the officer's position, the officer's contribution and experience, and the officer's length of service. Base salaries are conservatively pegged to a level we subjectively believe to be competitive with the average levels of base salary in organizations of similar size.

     ANNUAL CASH BONUS. The Committee grants annual cash bonuses to executive officers based directly on the short-term financial performance of both our operating dental laboratories and the Company as a whole. This annual cash bonus is designed to provide better-than-competitive pay only for better-than-competitive financial performance.

     The Company has established cash incentive plans which reward:

     - dental laboratory management and other key employees who directly influence the financial performance of an individual dental laboratory;

     - key executives based upon our achievement of corporate earning targets, expressed in terms of pre-tax income, as compared to our budget for each year; and

     - group managers based upon the achievement of earnings within each manager's group of dental laboratories.

     STOCK OPTIONS. The Committee administers the Company's stock option plans, which reward executives and other employees for delivering long-term value to our stockholders. The goals of our stock option plans are to:

     - reward executives for long-term strategic management and the enhancement of stockholder value through appropriate equity ownership in the Company;

     - support a performance-oriented environment that rewards plan participants for improving the Company's financial performance; and

     - attract and retain key executives and employees critical to our long-term success.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER IN 2003. In fiscal year 2003, President and Chief Executive Officer David L. Brown's base salary was $275,000. The Compensation Committee increased Mr. Brown's base salary to this amount effective January 2003, following the review and analysis presented to it by an independent compensation consulting firm. The annual incentive for Mr. Brown was determined under the Corporate Executive's Incentive Plan. This payment is tied to the achievement of corporate earnings targets. Despite a difficult economic environment, National Dentex, under the leadership of Mr. Brown and the rest of the management team, was able to achieve certain financial goals, while continuing to develop a foundation for longer term business success. Mr. Brown, as Chief Executive Officer, has a larger percentage of his total compensation at risk under this plan than do the other executive officers. In addition, consistent with our equity-based program outlined above, Mr. Brown was granted stock options for 8,000 shares on January 21, 2003 exercisable at the fair market value of the common stock on that date. These grants were designed to provide incentive throughout the terms of the options by aligning the interests of the grantee with both the short term and long term interests of the stockholders.

     COMPENSATION OF OTHER EXECUTIVE OFFICERS IN 2003. The base salaries of the other executive officers named in the summary compensation table below were increased as follows: Mr. Merz to $170,000, Mr. Dodd and Mr. Becker to $160,000, and Mr. Champagne to $150,000. All of these increases were effective January 2003 and were warranted by the individual performances of these individuals, including their contributions towards the achievement of financial goals and people management. In our subjective view these base salaries are competitive with compensation levels being provided by comparable companies for similar positions.

     In addition, during 2003, the Committee made option grants of 8,000 shares to each of the executive officers named in the summary compensation table below, at the then fair market value. These grants, like that of Mr. Brown, were designed to provide incentive throughout the terms of the options to perform in a manner that will directly affect both the short term and long term interests of the stockholders.

                                          Submitted by:

                                          DAVID V. HARKINS
                                          JACK R. CROSBY
                                          DANIEL A. GRADY

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of the Company. The officers serve at the discretion of the Board of Directors.

                                                                           FIRST YEAR AS
                                                                           AN EXECUTIVE
NAME                              AGE             OFFICES HELD                OFFICER
----                              ---             ------------             -------------
David L. Brown..................  63    President, Chief Executive             1984
                                        Officer, and Director

Donald E. Merz..................  65    Senior Vice President                  1987
Richard F. Becker, Jr...........  51    Vice President-Treasurer, Chief        1990
                                        Financial Officer and Assistant
                                        Clerk

James F. Dodd, III..............  64    Vice President-Business                1993
                                        Development

Richard G. Mariacher............  59    Vice President-Technical               1982
                                        Services

Arthur B. Champagne.............  63    Group Vice President                   1986
Eloy V. Sepulveda...............  68    Group Vice President                   1994
Lynn D. Dine....................  52    Vice President-Research &              2003
                                        Development

Wayne M. Coll...................  40    Corporate Controller & Assistant       2003
                                        Treasurer


     Mr. Brown's background is summarized on page 7 above.

     Mr. Merz has been in the dental laboratory industry for over 35 years with the Company or its predecessors. He has been a Vice President of the Company since 1987. In 1998, Mr. Merz became Senior Vice President and in 2000, the Chairman of our Laboratory Operations Committee.

     Mr. Becker served as our Corporate Controller of the Company from 1984 to 1990, as Vice President and Corporate Controller from 1990 to 1996, and is currently Vice President-Treasurer and Chief Financial Officer. Prior to joining the Company, Mr. Becker held a number of financial management positions with Etonic, Inc. and Kendall Company, subsidiaries of Colgate-Palmolive, Adage Corporation, William Underwood Company and Rix Corporation.

     Mr. Mariacher has served as Vice President-Technical Services of the Company since our inception. Mr. Mariacher has been with the Company or its predecessors for over 30 years. He is the author of many technical articles, a Trustee of the National Board for Certification of Dental Laboratories, a Technical Editor of Laboratory Management Today, the Chairman of the Board of Directors of the CAL-Lab Group and a member of the American Prosthodontic Society and the American Academy of Esthetic Dentistry.

     Mr. Champagne has been a Vice President of the Company since 1986. In 2000, he became a member of our Laboratory Operations Committee. Mr. Champagne has been employed by the Company and its predecessors for over 40 years.

     Mr. Dodd has been a Vice President of the Company since 1993 and is a member of our Laboratory Operations Committee. He was the founder and President of Dodd Dental Laboratories, Inc. from 1963 until we acquired it in 1992. Mr. Dodd has also served as President of the Dental Laboratory Conference, President of the Delaware Dental Laboratory Association, and as Director, Secretary and Treasurer of the American Fund for Dental Health.

     Mr. Sepulveda has been employed by the Company and its predecessors for over 40 years. He has served as a Vice President since 1994 and is also a member of our Laboratory Operations Committee.

     Mr. Dine was elected to the position of Vice President, Research and Development in April 2003. He has worked for the Company and its predecessors for over 25 years, including Laboratory President at Ito & Koby Dental Studio and most recently as Director of Research and Development.

     Mr. Coll has been employed by the Company since 1990 and has been our Corporate Controller since 1996. He was elected to the position of Assistant Treasurer in April 2003. Prior to joining the Company Mr. Coll held several financial management positions, including Assistant Controller at Depot Distributors, Inc.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                       ----------------------------
                                                 ANNUAL COMPENSATION   SECURITIES
                                                 -------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS(1)    OPTIONS     COMPENSATION(2)
---------------------------               ----   --------   --------   ----------   ---------------
David L. Brown..........................  2003   $273,385   $65,000       8,000        $172,064
  President and Chief                     2002    215,000    75,000      12,000         171,814
  Executive Officer                       2001    200,000         0     100,000         127,938


Donald E. Merz..........................  2003    169,192    70,812       8,000          28,540
  Senior Vice President                   2002    140,000    93,193      12,000          28,290
                                          2001    133,846    73,483      20,000          28,166


Richard F. Becker, Jr...................  2003    159,462    35,000       8,000          10,416
  Vice President-Treasurer                2002    140,000    30,000      12,000          10,166
  and Chief Financial Officer             2001    129,231    20,000       9,000          10,043

James F. Dodd, III......................  2003    159,462    35,000       8,000          85,000
  Vice President Business                 2002    140,000    30,000      12,000          84,750
  Development                             2001    129,231    20,000       9,000          60,708


Arthur B. Champagne.....................  2003    149,327    33,997       8,000          19,972
  Group Vice President                    2002    125,000    51,127      12,000          19,722
                                          2001    120,000    45,536       9,000          19,599


---------------

(1) Paid for services rendered in 2002 and 2003 to all of the officers named above, and in 2001 to Mr. Becker and Mr. Dodd under the Corporate Executives Incentive Compensation Plan. Paid under the Company's Laboratory Incentive Compensation Plan as to Messrs. Merz and Champagne for 2001, 2002 and 2003.

(2) Represents the Company-paid portion of life insurance premiums to fund our Supplemental Executive Retirement Plan. Also includes the Company's matching contribution for the account of the officers named above under the Company's Dollar Plus Plan, a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The matching contribution is 100% of the first 1% of salary contributed by the employee and 50% of the next 3% of salary contributed.

                            OPTIONS GRANTED IN 2003

     The following table shows the options granted to the executive officers named in the summary compensation table above during the fiscal year ended December 31, 2003. These incentive stock options were granted on January 21, 2003, vest in equal installments over a three year period from date of grant, and expire ten years from the date of grant.

                                                                                              VALUE AT ASSUMED
                               NUMBER OF       PERCENT OF                                   ANNUAL RATE OF STOCK
                                SHARES        TOTAL OPTIONS                                 PRICE APPRECIATION(1)
                              UNDERLYING       GRANTED TO     EXERCISE PRICE   EXPIRATION   ---------------------
NAME                        OPTIONS GRANTED   ALL EMPLOYEES     PER SHARE         DATE        AT 5%      AT 10%
----                        ---------------   -------------   --------------   ----------   ---------   ---------
David L. Brown............       8,000            10.3%           $20.05        1/21/13     $100,880    $255,600
Donald E. Merz............       8,000            10.3             20.05        1/21/13      100,880     255,600
Richard F. Becker, Jr. ...       8,000            10.3             20.05        1/21/13      100,880     255,600
James F. Dodd, III........       8,000            10.3             20.05        1/21/13      100,880     255,600
Arthur B. Champagne.......       8,000            10.3             20.05        1/21/13      100,880     255,600

---------------

(1) Represents the hypothetical net gains from exercise of these options, based on assumed rates of stock price appreciation over the options' terms. The table is not intended to forecast possible future appreciation of the common stock. The actual net gains, if any, will be dependent on the actual future performance of the common stock. There can be no assurance that the assumed rates of stock price appreciation utilized in calculating the amounts reflected in these columns will be achieved.

                      OPTION EXERCISES AND YEAR-END VALUE

     The following table sets forth information concerning options exercised during 2003 and the unexercised options held as of December 31, 2003 by the executive officers named above.

                                                                                       VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                      OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END(2)
                       STOCK ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                    ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   --------------   -----------   -----------   -------------   -----------   -------------
David L. Brown.......         --           $  --        95,166         49,334        $423,315       $143,385
Donald E. Merz.......         --              --        39,334         22,666         240,627         56,597
Richard F. Becker,
  Jr. ...............         --              --        25,000         19,000         135,000         42,850
James F. Dodd, III...         --              --        18,500         19,000          84,125         42,850
Arthur B. Champagne..         --              --        21,500         19,000         102,125         42,850

---------------

(1) The value realized upon the exercise of an option is determined by multiplying the number of options exercised by the difference between the market price of the common stock on the date of exercise of the options and the exercise price of the options exercised.

(2) The value of unexercised in-the-money options at the end of fiscal year 2003 is determined by multiplying the number of options held by the difference between the market price of the common stock underlying the options on December 31, 2003 ($24.00 per share) and the exercise price of the options.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of our common stock during the five fiscal years ended December 31, 2003 with the cumulative total return of the Nasdaq Industrial Index and a peer group index described more fully below.

                   COMPARISON OF CUMULATIVE TOTAL RETURN (1)
              AMONG THE COMPANY ("NADX"), NASDAQ INDUSTRIAL INDEX
                            AND PEER GROUP INDEX (2)

                              (PERFORMANCE GRAPH)

                                        12-31-98    12-31-99    12-31-00    12-31-01    12-31-02    12-31-03
                                        --------    --------    --------    --------    --------    --------
 NADX...............................     100.00      100.00      117.16      144.36      116.66      143.28
 NASDAQ.............................     100.00      171.67      113.70      106.51       78.95      122.96
 Peers..............................     100.00       95.11      155.03      194.13      172.85      173.28

(1) Assumes $100 invested on December 31, 1998 in our common stock, the Nasdaq Industrial Index and the Peer Group Index, including reinvestment of any dividends paid on the investment.

(2) The Peer Group Index consists of Dentsply International, Inc. and Patterson Dental Company. We believe that these companies represent the other publicly traded companies within the dental service community.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS.

     The Company has entered into employment agreements with David L. Brown and Richard F. Becker which provide for annual base salaries which may be increased at the discretion of the Board of Directors. These agreements also provide for participation in our Executive Incentive Compensation Plan, reimbursement of expenses, and the same benefits offered to the Company's executives generally. The agreements provide for automatic renewal for one-year terms until termination by the Company or by the employee.

     The Company also has entered into Change of Control Severance Agreements with Messrs. Brown, Merz, Becker, Dodd, Mariacher, Champagne and Sepulveda, which provide for a severance benefit upon termination of employment within two years after a change in control of the Company. These agreements provide that, in the event that the executive is terminated without cause or the executive terminates his employment for certain specified reasons within two years of a change of control, such as a reduction in compensation or duties, the executive will receive severance benefits equal to two times his base salary in effect immediately prior to the date of termination, plus two times the average amount of the bonus payable for the two fiscal years ending on or immediately prior to the date of termination. These severance benefits are three times salary and three times the average bonus over the two preceding years in the case of Mr. Brown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act ("Exchange Act") requires our officers, directors and greater than 10% stockholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of our equity securities. Based solely on a review of the Section 16 Reports furnished to us by or on behalf of the Reporting Persons and, where applicable, any written representation by any of them that Section 16 Reports were not required, we believe that all Section 16(a) filing requirements applicable to our Reporting Persons during and with respect to 2003 have been complied with on a timely basis, except for (1) late filings on Form 4 in respect of stock option grants made on January 21, 2003 to each of Messrs. Brown, Becker, Dodd, Mariacher, Sepulveda, Champagne and Merz, which were filed on March 5, 2004, and
(2) late filings on Form 4 in respect of a stock option grant under the Employee Stock Purchase Plan awarded on April 1, 2003 to Messrs. Brown and Sepulveda, which were filed on March 5, 2004. In each of such cases, the late filings were due to an inadvertent error in connection with prior attempts to file such reports electronically.

                                 PROPOSAL NO. 2

             INCREASE IN SHARES RESERVED UNDER THE 2001 STOCK PLAN

     We have a 2001 Stock Plan (the "Plan") which is available to certain employees, officers and directors of the Company. The Plan was adopted by the Board of Directors on January 23, 2001 and received stockholder approval on April 10, 2001. The Plan allows grants of either incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options.

     As of February 20, 2004, no options granted under the Plan had been exercised and options for 298,300 shares remained outstanding. As a result, in the absence of any action by our directors and stockholders, only 1,700 shares remain available for future grants.

     The Board of Directors approved an amendment to the Plan on February 11, 2004, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Plan by 250,000 shares from 300,000 to 550,000. In all other respects, the Plan would remain unchanged.

     The Board of Directors recommends a vote "FOR" approval of this amendment. The Board of Directors believes that reserving an additional 250,000 shares for issuance under the Plan, which represents approximately 7.3% of the current number of outstanding shares of Common Stock, is necessary (1) for the Company to continue to attract and retain key personnel, (2) to continue to align the interests of those key personnel with those of the stockholders, and (3) to be available as a potential management incentive in the Company's acquisition program. The number of options to be granted to any individual from the shares to be added to the Plan by this amendment will continue to be determined at the discretion of the Compensation Committee of the Board of Directors.

VOTE REQUIRED

     If a majority of the shares of common stock represented and entitled to vote at the meeting vote in favor, the amendment to the Plan will be approved. Abstentions and broker non-votes, if any, will therefore have no effect on the outcome of the vote.

SUMMARY OF THE PLAN

     Below is a summary of the significant terms of the Plan as currently in effect and as proposed to be amended.

     Total Number of Shares Covered. The Plan originally provided for the issuance of up to 300,000 shares of common stock (subject to adjustment for stock splits and similar changes in capitalization). If the proposal to add 250,000 shares of common stock to the Plan is approved, then the Company may issue up to an aggregate of 550,000 shares of Common Stock under the Plan. Of this amount, options for the issuance of 298,300 shares were outstanding as of February 20, 2004.

     Purpose. The purpose of the Plan, is to provide a long-term equity incentive in the form of stock options to persons whose present and potential contributions are important to our continued success, to afford such persons an opportunity to acquire a proprietary interest in the Company, and to enable us to continue to enlist and retain the best available talent for the successful conduct of our business.

     Administration. The Plan is administered by the Compensation Committee of the Board. Subject to the Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each award, the terms and conditions of such awards and the dates of grants. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees.

     Eligibility. All employees, prospective employees, officers, directors (whether or not also employees), advisors, consultants and other key persons of the Company, and of any present or future parent or subsidiary of the Company, are eligible to receive options under the Plan.

     Option Awards.  Both incentive stock options ("ISOs"), as defined in
Section 422(b) of the Internal Revenue Code (the "Code"), and nonqualified stock options ("NQSOs"), may be granted under the Plan. The Committee determines whether an option granted under the Plan will be an ISO or a NQSO. ISOs may be granted only to employees, and are subject to a number of restrictions.

     Grant Limitations. No eligible individual shall be granted options to acquire in the aggregate more than 100,000 shares of common stock in any one fiscal year.

     Terms of the Options. Each option granted pursuant to the Plan is evidenced by a stock option grant (the "Grant") issued by the Company. An exercise notice and agreement (the "Exercise Notice") is to be completed by the optionee at the time an option is exercised. The Company does not receive any consideration from an optionee at the time an option is granted. The forms of the Grant and the Exercise Notice may be determined by the Committee from time to time, subject to the terms of the Plan.

     Options may be granted under the Plan until the tenth anniversary of the date of the adoption of the Plan.

     Subject to the provisions of the Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability. Generally, options granted under the Plan must be exercised within ten years from the option grant date.

     The Committee determines the exercise price of each option granted, which is set forth in the Grant. Under the Plan, the exercise price of each option granted may not be less than the fair market value per share of the Company's common stock on the date the option is granted; except that, over the life of the Plan, options for an aggregate of up to 30,000 shares may be granted with exercise prices below fair market value. The Board of Directors voted to reduce this number from 50,000 to 30,000 on April 10, 2001, in connection with our stockholders' approval of the Plan. We have never granted such discounted price options in the past, and have no current intention to do so in the future.

     Payment for shares purchased upon exercise of an option may be made (a) in cash or by check, (b) at the discretion of the Committee, through delivery or withholding of shares of common stock, (c) at the discretion of the Committee and consistent with applicable law, through a broker-assisted "cashless" exercise, or (d) by any combination of the above.

     Nontransferability. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution, unless the Committee determines otherwise. During the lifetime of the optionee, an option may be exercised only by the optionee.

     Termination of Employment. If an optionee's employment is terminated for any reason other than death, any outstanding option must generally be exercised by the optionee within 90 days following such termination. If termination is on account of death, any outstanding option must generally be exercised within 12 months following the participant's death. The Committee has the authority under the Plan to vary the provisions of an award applicable upon termination of employment.

     Capital Changes. If the number of our outstanding shares of common stock is changed by a stock dividend, stock split, combination, reclassification or similar change in the capital structure of the Company, the number of shares of common stock available for option grants under the Plan, the number of shares and the exercise price per share for each outstanding option and the other numerical limitations noted above will be proportionately adjusted by the Committee, subject to any required action by the Board or stockholders.

     Change of Control. The Committee may in its discretion provide in any option Grant agreement, or at any time thereafter, for acceleration of the vesting of any options granted pursuant to the Plan and for any option to become fully vested and exercisable in the event of a "Change of Control" of the Company, as defined in the Plan.

     Amendment and Termination. The Committee may amend or terminate the Plan at any time and in any respect, except that the Committee cannot, without the approval of the stockholders of the Company, amend the Plan in any manner that requires stockholder approval pursuant to the Code or the regulations thereunder or pursuant to Rule 16b-3 of the Exchange Act. No amendment of the Plan may adversely affect any outstanding option without the optionee's written consent.

     On April 10, 2001, the Board amended the Plan to restrict "repricing" by prohibiting the amendment of an outstanding option to reduce its exercise price, and the cancellation of an option in exchange for the grant of a replacement option within six months before or after any such cancellation.

     If an option granted pursuant to the Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option or award will again become available for grant and purchase under the Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     General. The following is a general summary of the current United States federal income tax consequences associated with participation in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This information may not be applicable to participants who are not residents of the United States. All participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

TAX TREATMENT OF THE OPTIONEE

     Nonqualified Stock Options. An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the optionee will generally include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the optionee's salary) if the optionee is an employee. Upon the sale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as short term or long term capital gain or loss depending upon whether or not the optionee held the shares for more than one year following exercise of the NQSO.

     Incentive Stock Options. The optionee will recognize no income upon grant of an ISO and incur no tax on its exercise unless the optionee is subject to the alternative minimum tax described below. If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee disposes of ISO Shares prior to the expiration of either of the above required holding periods (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise and the option exercise price, will be treated as ordinary income and reported on the employee's W-2 form. Income tax withholding on this income is optional. Any additional gain or loss will be long-term or short-term capital gain or loss, depending upon whether or not the ISO Shares were held for more than one year following the date of exercise by the optionee. A disposition of ISO Shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

     Alternative Minimum Tax. Generally, the difference between the fair market value of stock purchased by exercise of an ISO (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of the alternative minimum tax. An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO. The alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 ($87,500 for a married individual, filing separately) and 28% thereafter. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($58,000 in the case of a joint return, subject to reduction under certain circumstances).

TAX TREATMENT OF THE COMPANY

     Deductions. The Company will be entitled to a deduction in connection with the exercise of a NQSO by a domestic optionee to the extent that the optionee recognizes ordinary income provided that the deduction is not disallowed under the provisions of Section 162(m) of the Code. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares and will not be entitled to any deduction upon exercise of an ISO in the absence of any such disqualifying disposition.

     ERISA. The Company believes that the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code.

ADDITIONAL STOCK PLAN INFORMATION

     The Company maintains two incentive stock option plans that were approved by our Board of Directors and our stockholders. In 1992 the Board and stockholders adopted the 1992 Long-Term Incentive Plan ("1992 LTIP"). Key employees, officers and directors were eligible to receive grants under this plan. Effective May 2002, no additional options may be granted under this plan. In January 2001 the Board adopted the 2001 Stock Plan, which was approved by stockholders in April 2001. Key employees, officers and directors are eligible to receive grants under this plan. In addition, the Company maintains an Employee Stock Purchase Plan ("ESPP") that is qualified under section 423 of the Internal Revenue Code. Summary plan information is as follows:

                                     NUMBER OF SHARES                            NUMBER OF SHARES
                                    OF NATIONAL DENTEX                          OF NATIONAL DENTEX
                                        CORPORATION                                CORPORATION
                                      COMMON STOCK TO                              COMMON STOCK
                                      BE ISSUED UPON       WEIGHTED AVERAGE         REMAINING
                                        EXERCISE OF        EXERCISE PRICE OF      AVAILABLE FOR
PLAN NAME                           OUTSTANDING OPTIONS   OUTSTANDING OPTIONS    FUTURE ISSUANCE
---------                           -------------------   -------------------   ------------------
1992 LTIP.........................        341,313               $17.80                  None
2001 Plan.........................        298,300               $21.88                 1,700(1)
ESPP..............................             --                   --                82,055
                                          =======               ======                ======
  Total...........................        639,613               $19.70                83,755
                                          =======               ======                ======

---------------

(1) Does not include an additional 250,000 shares of common stock proposed to be added to the 2001 Plan, as described above.

                                 PROPOSAL NO. 3

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, we have appointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as our independent auditors to examine the Company's financial statements for the year ending December 31, 2004. A resolution to ratify the appointment will be presented at the meeting. We recommend that you vote for ratification of the appointment of PwC. A majority of the votes cast must vote in favor to ratify the appointment. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. Stockholder approval of the appointment of PwC is not required by law. However, if the stockholders do not ratify the appointment, we will reconsider our selection.

     PwC audited and reported upon the Company's financial statements for 2003. In connection with that audit, PwC also reviewed the Company's Annual Report, quarterly financial statements for quarters ended March 2003, June 2003 and September 2003, and the Company's filings with the Securities and Exchange Commission, and consulted with management as to the financial statement implications of matters under consideration. A representative of PwC will be at the meeting and will have the opportunity to make a statement if he or she desires to do so, and will be available to answer questions.

     The Board of Directors has appointed an Audit Committee. The Audit Committee's current written charter was adopted by our Board of Directors on March 3, 2004.

     All members of the Company's Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq corporate governance rules, except for Mr. Grady, who fails to so qualify solely because his 34 year old son was recently named a partner in the Hartford, Connecticut office of PricewaterhouseCoopers LLP. The Board of Directors has determined that Mr. Grady's continued service on the Audit Committee in these exceptional and limited circumstances is required by the best interests of the Company and its stockholders and is warranted for the reasons set forth more fully above on page 8 under the caption "Board Committee Matters." Pursuant to the applicable Nasdaq rule provision that empowers the Board of Directors to make this determination, Mr. Grady will be able to continue to serve on the Audit Committee for up to two additional years and Mr. Norman F. Strate has been appointed as Chairman of the Audit Committee.

     The Board of Directors has also determined that Mr. Grady is an "audit committee financial expert" as defined by applicable regulations promulgated pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

                         REPORT OF THE AUDIT COMMITTEE

     The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, unless we state otherwise.

     The Audit Committee hereby states that it:

     - Has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with the Company's management;

     - Has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented;

     - Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence; and

     - Based upon the above mentioned reviews and discussions, has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on

       Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent auditors for the purpose of preparing and issuing an audit report.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     The Audit Committee certifies that it has adopted a formal written Audit Committee Charter attached hereto as Appendix A and that the Audit Committee has a policy in accordance with the applicable new Nasdaq listing rules and standards of reviewing and reassessing the adequacy of this Charter on an annual basis.

     During 2003, the Company paid no fees to PricewaterhouseCoopers LLP for consulting work outside of the review and audit of their financial statements, the audit of their 401(k) plan and the related tax work.

                                          Submitted by:

                                          NORMAN F. STRATE, Chairman
                                          JACK R. CROSBY
                                          DANIEL A. GRADY

             FEES TO INDEPENDENT AUDITORS FOR FISCAL 2002 AND 2003

     The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the audit of our annual financial statements for fiscal 2002 and fiscal 2003 and fees billed for audit-related services, tax services, and all other services by PwC for fiscal 2002 and 2003.

                                                               2002       2003
                                                              -------   --------
Audit fees..................................................  $93,400   $104,450
Audit-Related fees..........................................   15,252     20,600
Tax fees....................................................   12,000     17,000
All other fees..............................................       --         --

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy may vote in accordance with their best judgment.

                                                                      APPENDIX A

                          NATIONAL DENTEX CORPORATION

                            AUDIT COMMITTEE CHARTER

ROLE

     The purpose of the Audit Committee (the "Committee") appointed by the Board of Directors (the "Board") of National Dentex Corporation (the "Corporation") is to oversee the Corporation's accounting and financial reporting process and the audits of the Corporation's financial statements and to assist the Board:

          1. In its oversight of the Corporation's accounting and financial reporting principles and policies and internal accounting and disclosure controls and procedures;

          2. In its oversight and supervision of the Corporation's internal audit function;

          3. In its oversight of the certification of the Corporation's quarterly and annual financial statements and disclosures and assessment of internal disclosure controls by the Corporation's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO");

          4. In its oversight of the Corporation's consolidated financial statements and the independent external audit thereof, including the appointing, compensating, overseeing (including resolving any disagreements between management and the independent external auditor regarding financial reporting); and

          5.  In evaluating the independence of the external auditors.

MEMBERSHIP

     The members of the Committee shall meet the independence and experience requirements of Nasdaq and any other applicable laws and regulations. These requirements specifically include the rules of the Securities and Exchange Commission ("SEC") regarding audit committee financial experts, as defined.

          1. The number and names of persons determined to be audit committee financial experts will be disclosed in the Corporation's annual report.

          2. The Corporation will disclose in the annual report whether the audit committee financial experts are independent of management, and if not, why.

          3. If it is determined that the Corporation does not have a financial expert on the Committee, it must disclose that fact and explain why it does not.

     Members of the Committee shall be appointed annually by majority vote of the Board and will serve until the next annual meeting of the Board, in a manner consistent with the Corporation's By-Laws and any other applicable law.

MEETINGS

     The Committee shall meet four times annually or more frequently as circumstances require:

          1. To discuss with the Senior Staff Auditor and/or the outsourced internal auditor the status of completion of the annual audit plan and audit reports arising therefrom.

          2. To discuss with management the annual audited financial statements and quarterly financial results and the required certifications of the CEO and CFO.

          3. At least annually, the Committee will meet separately with the internal auditor and the independent external auditor, without any members of management being present, to discuss matters that the Committee or any of these persons or firms believes should be discussed privately.

          4. The Committee may request any officer or employee of the Corporation, or independent counsel, or independent external auditors to attend a meeting.

RESPONSIBILITIES

  OVERSEEING FINANCIAL REPORTING AND DISCLOSURES

     The Committee shall be responsible for ensuring receipt from its outside auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1, and shall be responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and shall also be responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

     The Committee shall also have the responsibilities and authority set forth in Rule 4350(d)(3) under the applicable Nasdaq listing standards, including, without limitation, the responsibility and authority necessary to comply with Rules 10A-3(b)(2), (3), (4) and (5) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (subject to the exemptions provided in Rule 10A-3(c)) concerning responsibilities of the Audit Committee relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Audit Committee.

     In furtherance of these responsibilities, the Audit Committee, shall, without limitation:

          1. Read and approve, prior to filing, the Corporation's annual audited financial statements filed with the SEC and consider whether they accurately and appropriately reflect their knowledge of the financial condition of the Corporation and its results of operations. Specific consideration will be given to the accuracy of the financial statements, off-balance-sheet transactions, disclosure of pro forma financial information, and real time issuer disclosure matters.

          2. Determine that management has put in place procedures to report to the SEC, changes in Corporation stockholdings by directors, executive officers, and more than 10% stockholders of the Corporation.

          3. Ensure that the Corporation has established adequate procedures to ensure that quarterly and annual financial statements and disclosures are accurate and complete. This will include reviewing and approving the quarterly and annual CEO and CFO certifications.

          4. Determine that the Corporation has complied with requirements of the SEC to disclose in periodic reports whether or not the Corporation has established a Code of Ethics.

          5. Determine that the Corporation has complied with requirements of the SEC to disclose the approval by the Committee of all non-audit services to be performed by the Corporation's independent external auditor.

 INTERNAL AUDIT SUPERVISION

     The Committee shall:

          1. Review the appointment of the Senior Staff Auditor and/or outsourced internal auditor; and

          2.  Evaluate the effectiveness of the internal audit function.

 INDEPENDENT EXTERNAL AUDITOR

     The Committee shall:

          1. Recommend the appointment and/or discharge of the independent external auditor;

          2.  Pre-approve the external auditor's fee;

          3.  Evaluate the external auditor's independence; and

          4. Pre-approve all permissible non-audit services to be provided by the external auditors.

 INTERNAL AND EXTERNAL AUDIT PLANS AND RESULTS

     The Committee shall:

          1. Review and approve the annual audit plans of the internal audit function and the independent external auditor;

          2.  Approve any changes to the annual audit plans;

          3. Meet with the Senior Staff Auditor and/or outsourced internal auditor to discuss the status of completion of the annual internal audit plans and the periodic internal audit reports;

          4. Review with management the results of the independent external auditor's quarterly financial statements reviews;

          5. Review with management and the independent external auditor the results of the annual financial statements audit;

          6. Review with management and the independent external auditor their assessment of the quality of the Corporation's accounting principles, the adequacy of internal accounting and disclosure controls and resolution of identified significant deficiencies or material weaknesses and reportable conditions in internal accounting and disclosure controls;

          7. Review compliance with laws and regulations and other audit reports deemed significant by the Committee;

          8. Receive certain communications from the independent external auditors on an annual basis which include required communications under generally accepted auditing standards; and

          9. Based on these reviews, the Committee shall make its recommendation to the Board as to the inclusion of the audited consolidated financial statements in the Corporation's annual report on Form 10-K.

  ANNUAL PROXY STATEMENT DISCLOSURE

     The Committee should report activities to the Board and issue an annual report to be included in the Corporation's proxy statement. In addition, the Committee shall re-approve the Committee Charter annually, with a copy of the charter filed with the SEC every three (3) years, and after any amendments.

  FRAUD REPORTING AND HANDLING OF COMPLAINTS

     The Committee shall have the responsibility for establishing procedures for:

          1. Receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal controls, or auditing matters; and

          2. The confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

RESOURCES AND AUTHORITY

     The Committee shall:

          1. Meet with the Corporation's outside legal counsel, when appropriate;

          2.  Retain independent legal counsel at its discretion; and

          3. Engage independent legal counsel, auditors, or other advisors as it determines necessary to carry out its duties.

FUNDING

     The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, for payment of compensation:

          1. To the registered independent external auditor employed by the Corporation for the purpose of rendering or issuing an audit report, and

          2.  To any advisors employed by the Committee.

                                                                      APPENDIX B

                          NATIONAL DENTEX CORPORATION

                          NOMINATING COMMITTEE CHARTER

     This Nominating Committee Charter (the "Charter") is intended to assist the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of National Dentex Corporation, a Massachusetts corporation, (the "Company") in carrying out its duties and responsibilities. This Charter is in addition to, and is not intended to change or interpret, any federal or state law or regulation, the rules of the Securities and Exchange Commission ("SEC"), Nasdaq's listing standards, applicable Massachusetts state laws, or the Company's Articles of Organization or By-Laws. This Charter is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with. There are no third party beneficiaries to the Charter. This Charter is subject to modification and interpretation by the Board.

A.  GENERAL ROLE

     The Committee is responsible for identifying and recommending for approval by the Board a slate of director nominees for election at each of the Company's annual meetings of shareholders (or special meeting in lieu thereof), and otherwise for recommending the Board's other committee members and chairmen, subject to Board ratification, as well as recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur or be created from time to time, all in accordance with the Company's By-Laws and applicable law.

B.  MEMBERS

     The Committee shall consist of at least three directors, one of whom shall be the Chairman, all of whom shall meet the independence and other requirements of the SEC, Nasdaq's listing standards, other applicable laws and the Company's By-Laws. Committee members may be removed in accordance with the Company's By-Laws.

C.  MEETINGS

     Absent unusual circumstances, the Committee shall meet at least annually. In addition, special meetings shall be held as circumstances require as determined by the Committee's Chairman or by any two other members of the Committee in accordance with the Company's By-Laws. The Committee may invite to its meetings such other directors, members of Company management and such other persons or advisors as the Committee or its Chairman deems necessary or appropriate in order to carry out the Committee's duties and responsibilities. The Committee, through its Chairman, shall report its activities to the Board at the Board meeting next following each Committee meeting so that the Board is kept fully informed of the Committee's activities on a current basis. Minutes of each Committee meeting shall also be distributed to the Board as and when appropriate.

D.  RESPONSIBILITIES

     The Committee's Responsibilities shall include the following:

          1. To establish criteria for prospective director nominees.

          2. To establish and effectively communicate to shareholders a method for shareholders to recommend director nominees in accordance with the applicable federal securities laws and regulations and the Company's By-Laws for the Committee's consideration.

          3. To evaluate all prospective director nominees, including those nominated by shareholders, in accordance with the Company's By-Laws.

          4. To conduct appropriate inquiries into the backgrounds and qualifications of prospective director nominees.

          5. To annually select and recommend for approval by the Board and the election by the Company's shareholders a slate of director nominees, and to otherwise recommend for approval by the Board director nominees to fill vacancies or new positions on the Board as they may occur or be created from time to time, all in accordance with the Company's By-Laws.

          6. To review and recommend to the Board an appropriate course of action with respect to or upon the resignation, retirement or removal of any then currently serving director, including whether a new director should be appointed by the Board prior to the Company's next shareholder meeting, all in accordance with the Company's By-Laws.

          7. To annually determine and propose to the Board which directors shall serve as members and chairmen of the Board's other committees. In making its determinations, the Committee shall take into consideration (a) balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors which may result from the rotation of committee members and chairmen; (b) subject matter expertise; (c) applicable SEC, IRS, Nasdaq and other applicable legal and regulatory requirements; (d) tenure; and (e) the desires of individual Board members.

          8. To plan in advance for continuity on the Board as current directors are expected to retire from the Board.

          9. If a then serving director shall retire or otherwise undergo a change in the employment position that he or she held when he or she first became a member of the Board, the Committee shall review the continued appropriateness of such director's Board membership and shall take such action as the Committee deems necessary or appropriate, subject to ratification by the Board and compliance with the Company's By-Laws.

          10. To, from time to time, if the Committee determines it to be necessary or appropriate, select and retain independent consultants, search firms and experts to provide independent advice to the Committee with respect to the Company's director nominees and nominating policies, practices and procedures and to help identify, screen and check potential director candidates, and to otherwise assist the Committee in carrying out its duties and responsibilities. The cost of such consultants, search firms and experts shall be paid for by the Company.

          11. To, from time to time, if the Committee determines it to be necessary or appropriate, conduct such reviews, investigations and surveys as the Committee may consider necessary or appropriate in the exercise of its duties and responsibilities.

E.  UNRESTRICTED COMMITTEE COMMUNICATIONS

     The Committee shall have unrestricted lines of communication with the Company's chief executive officer, chief financial officer, principal accounting officer, independent auditors and outside legal counsel at all times. The Committee may also, as it deems necessary or appropriate, obtain advice and assistance from independent legal, accounting or other advisors, which advisors shall be paid for by the Company.

F.  ANNUAL REVIEW OF CHARTER

     The Committee shall, at least annually, review and reassess the adequacy of this Charter and, if determined necessary or appropriate, make recommendations to the Board. During this review process, the Committee may seek the input of the Company's chief executive officer, chief legal counsel and/or other experts or advisors with regard to the adequacy of this Charter and the necessity or desirability of any amendments.


[X] PLEASE MARK VOTES                                      REVOCABLE PROXY
    AS IN THIS EXAMPLE                               NATIONAL DENTEX CORPORATION



  PROXY FOR THE SPECIAL MEETING IN LIEU OF ANNUAL
     MEETING OF SHAREHOLDERS ON APRIL 13, 2004

         THIS PROXY IS BEING SOLICITED BY
              THE BOARD OF DIRECTORS

                                                                                                                   WITH-    FOR ALL
                                                                                                            FOR    HOLD     EXCEPT
The undersigned, having received the Notice of             1. Proposal to elect the following persons as    [ ]    [ ]       [ ]
Special Meeting in Lieu of Annual Meeting of                  directors.
Shareholders, Proxy Statement and the Annual
Report of National Dentex Corporation (the                    (01) DAVID L. BROWN     (04) DAVID V. HARKINS
"Company"), hereby appoint(s) David V. Harkins,               (02) JACK R. CROSBY     (05) NORMAN F. STRATE
David L. Brown, and Richard F. Becker or any one              (03) DANIEL A. GRADY
of them, proxies for the undersigned, with full
power of substitution in each of them, to                     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
represent the undersigned at the Special Meeting              NOMINEE(S), MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME(S)
in Lieu of Annual Meeting of Shareholders of the              IN THE SPACE PROVIDED BELOW.
Company to be held at Posternak Blankstein & Lund
LLP, Prudential Tower, 800 Boylston Street,                   _____________________________________________________________________
33rd Floor, Boston, Massachusetts, 02199 at 10:00
a.m. on Tuesday, April 13, 2004 and at any                                                                   FOR  AGAINST  ABSTAIN
adjournment or postponement thereof, and thereat,          2. Proposal to approve an amendment to the 2001   [ ]    [ ]       [ ]
to vote and act in regard to all matters which may            Stock Plan, increasing the number of shares
properly come before said meeting (except those               of common stock reserved for issuance under
matters as to which authority is hereinafter                  the Plan by 250,000 shares from 300,000 to
withheld) upon and in respect of all shares of                550,000 shares.
Common Stock of the Company upon or in respect of
which the undersigned would be entitled to vote or         3. Proposal to approve the appointment of         [ ]    [ ]       [ ]
act and with all powers the undersigned would                 PricewaterhouseCoopers LLP as Auditors.
possess, if personally present, and especially
(but without limiting the general authorization            4. In their discretion on any other matters as may properly come before
and power hereby given) to vote and act as                    the meeting or at any adjournment or postponement thereof.
indicated hereon.
                                                              MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT              [ ]
                                                              HAS BEEN NOTED ON THE BOTTOM PORTION OF THIS CARD.

                                                              PLEASE CHECK THE BOX AT RIGHT IF YOU PLAN TO                   [ ]
                                                              ATTEND THE MEETING ON APRIL 13.

                                   ________________________   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY
Please be sure to sign and date    Date                       THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY
this Proxy in the box below.                                  WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
___________________________________________________________


__ Shareholder sign above ___ Co-holder (if any) sign above


----------------------------------------------------------------------------------------------------------------------------------
                           DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                      NATIONAL DENTEX CORPORATION
----------------------------------------------------------------------------------------------------------------------------------
The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote (a) upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting, and (b) with respect to the selection of Directors in the event of any unforeseen emergency.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.
----------------------------------------------------------------------------------------------------------------------------------

                                                          PLEASE ACT PROMPTLY
                                                SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.

_________________________________________

_________________________________________

_________________________________________
